Exhibit 99.5




                             [TSRC, INC. LETTERHEAD]







                                  July 26, 2002



Open Plan Systems, Inc.
4299 Carolina Ave.
Building C
Richmond, VA  23222

         This letter confirms that TSRC, Inc. ("Buyer") is interested in acquiring substantially all of the assets used in the business (the "Business") of Open Plan Systems, Inc., a Virginia corporation ("Seller"). However, this letter is intended only as a preliminary indication of our interest, and except for paragraph 14 below, we will be legally bound only upon execution and delivery of the mutually-agreed, definitive agreement as outlined below.

1) Acquired Assets. Buyer will purchase the following assets of the Seller used in the operation of the Business (the "Acquired Assets"):

         a.       Inventory  and work in process
         b.       Furniture and fixtures
         c.       Machinery and equipment
         d. All intangibles of the Business, including goodwill, customer lists, telephone numbers, facsimile numbers, internet domain names, trademarks and tradenames.

2) Excluded Assets. Except as expressly provided herein, Seller shall retain the balance of its assets, including cash. Buyer will collect the accounts receivable, as outlined below.

3) Liabilities. Except for the leases described in paragraph 8(g) below, Buyer will not assume any liabilities of the Seller, including without limitation, any liability for Seller's employees or employee benefits or severance benefits.

4) Purchase Price. The aggregate consideration payable for the Acquired Assets (the "Consideration") based on the Penta Advisory Services ("Penta") "Confidential Offering Memorandum ("COM") dated July 16, 2002, will be as follows:

a.       Showroom inventory           $ 32,000  (10% x $323,000)
         Balance of Inventory         $350,000  (20% x $1,751,000)
                                      --------
         Total Inventory              $382,000
b. Fixed assets, based on the net book value at 05/31/02 in the COM will be $148,000
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         (Computer Equip.  $60,000,  Machinery $635,000 and Other $45,000, for a
         total net book value of $740,000 X 20%)

c.       For the  intangible  assets, Buyer will pay $100.00 in cash at Closing.

       The total proceeds to the Seller, including collections from accounts receivable pursuant to Paragraph below, would be approximately $1,791,000.

5) Assumptions. Buyer has relied upon and assumed the accuracy of the financial information provided to it by Seller and Penta. Changes, inaccuracies or omissions in this information will require adjustment to the Consideration.

6) Accounts Receivable. Buyer will collect Seller's accounts receivable and make monthly remittances to Seller (or Seller's lender, if so ordered by the U.S. Bankruptcy Court), less a fifteen percent (15%) fee of the amount collected. Only Seller (or Seller's lender, if so ordered by the U.S. Bankruptcy Court) would be able to approve any compromise of an account receivable. If the Buyer is authorized to incur out of pocket expenses to collect any account receivable, the Buyer would bear 15% of the out of pocket expense, and the Seller would bear 85%. If collected, based on the July 2, 2002 account receivable balance of $1,483,000, the Seller would receive $1,261,000.

7) Closing. Closing of the transaction ("Closing") will occur five days following the date on which the order from the U.S. Bankruptcy Court for the Eastern District of Virginia (the "Bankruptcy Court") approving the sale becomes final and nonappealable.

8)       Conditions.  This proposal is conditioned on:

         (a) Due Diligence. Buyer's satisfaction with the results of its due diligence review of the Business, including operational, financial and legal matters. The due diligence period will commence on the date this letter of intent is executed, and expire at 5:00 p.m. on the day prior to the hearing before the Bankruptcy Court on the motion to approve the transaction described herein, free and clear of all liens, interests and encumbrances (the "Hearing Date").
         (b) No Adverse Changes. The absence of any material adverse change in financial condition, business or assets of the Seller between the date hereof and the Hearing Date.
         (c) Financing. Buyer being able to obtain a financing commitment on terms satisfactory to Buyer in its sole discretion on or prior to the Hearing Date.
         (d) Asset Purchase Agreement. The execution of a definitive asset purchase agreement (the "Definitive Agreement") within seven days after the date hereof, containing representations and warranties by the Seller with respect to the ownership of the Acquired Assets and otherwise on mutually-agreeable terms.
         (e) Employment Agreement. Buyer and John Bryson entering into an employment agreement on terms and conditions acceptable to Buyer in its sole discretion on or prior to Closing.
         (f) Consents. The receipt of all necessary consents to the transaction from government agencies, if required.

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         (g)      Leases.  Buyer's  review and  assumption of certain  leases of
                  Seller which Buyer determines during its due diligence process are essential to the transaction, subject to the consent of each lessor. Buyer will provide Seller with a list of such leases during the due diligence period.
         (h)      GSA   Contract.  Seller's  existing  contract with the General
                  Services Administration must be assigned to Buyer on terms and conditions acceptable to Buyer.
         (i) Relocation of Equipment. Buyer will need sixty days following Closing to relocate the equipment to Seller's facility. However, Seller shall have no obligation or liability for rent or other expenses incurred post-Closing and Purchaser shall negotiate directly with any landlords for post-Closing lease and/or rent obligations.

9) Additional Provisions in the Event of Other Bids. Buyer understands that if Seller accepts its offer to purchase the Acquired Assets and the parties enter into a Definitive Agreement, other bids may be considered by the Bankruptcy Court at the Hearing. Accordingly, the Definitive Agreement will provide:

         a. That the minimum increase in the purchase price for the Acquired Assets must be at least $50,000.00; and

         b. In the event any person other than Buyer is the successful bidder, then and in that event, the Buyer shall be reimbursed $30,000 for costs incurred in connection with the due diligence, legal, accounting, or other professional expenses that were incurred by it. The same shall be reimbursed to Buyer within two days following the closing of the sale to the successful bidder.

10) Access. During the due diligence period and prior to Closing, Seller will make available to Buyer and its representatives all information which they may reasonably request concerning the business, operations and affairs of the
Seller and will afford Buyer the full opportunity to have access to the personnel of the Seller. Buyer agrees that if the transaction is not consummated, Buyer will return all documents, notes and other material (including any copies thereof) obtained during the course of its review of the Seller and will keep all such information confidential except to the extent that such information is otherwise known to Buyer or in the public domain.

11) Ordinary Course. During the period from the date hereof to the Closing Date, Seller will use its best efforts to continue to operate the Business in the ordinary course and will consult with Buyer with respect to all matters which could materially affect such business.

12) Termination. This letter of intent will automatically terminate and be of no further force and effect upon the earliest to occur of (a) execution of the Definitive Agreement, and (b) 5:00 p.m., Wednesday, July 31, 2002.

13) Closing Date. The parties will use good faith efforts to work with each other on the transaction such that it is consummated on or before August 31, 2002.

14) Costs. Except as provided in paragraph 9 hereof, each party will bear all of its own fees and expenses (including all fees of attorneys, accountants and brokers) incurred in connection with the transaction, whether or not the transaction is consummated.

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         If the  foregoing  is  acceptable,  please  indicate  your  approval by signing a copy of this letter and returning it to the undersigned.

                                            Very truly yours,

                                            /s/ Yancy S. Jones

                                            Yancy S. Jones
                                            President




Agreed and Accepted on              July 31          , 2002.
                       ------------------------------

         /s/ Thomas M. Mishoe, Jr.
-----------------------------------------------------

         President & CEO
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